UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2011

SAPIENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-28074	04-3130648
(Commission File Number)	(I.R.S. Employer Identification No.)

131 Dartmouth Street, Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 621-0200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jane E. Owens, Senior Vice President, General Counsel and Secretary of Sapient Corporation (the “Company” or “Sapient”) is leaving the Company effective April 5, 2011 to return to private practice after a decade of service to the Company.  Effective February 21, 2011, Ms. Owens will relinquish her current responsibilities; however, she will continue to serve in an advisory role to the Company until her departure date.

On February 17, 2011, the Company announced the appointment of Joseph A. LaSala, Jr. as Senior Vice President, General Counsel and Secretary of the Company.  Mr. LaSala will join Sapient on February 21, 2011 to oversee its worldwide legal, commercial and regulatory affairs.  Mr. LaSala joins Sapient from Discovery Communications, Inc., where he served as general counsel since 2008.  Prior to that, Mr. LaSala served as general counsel of Novell, Inc., from 2001 to 2008.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

99.1      Press Release, dated February 17, 2011, issued by Sapient Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 17, 2011	SAPIENT CORPORATION
(Registrant)

		By:	/s/ Kyle A. Bettigole
Assistant Secretary